As filed with the Securities and Exchange Commission on May 4, 2009

Registration No. 333-155381

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bank of America Corporation	Delaware	56-0906609
BAC Capital Trust I	Delaware	56-6589379
BAC Capital Trust II	Delaware	56-6589381
BAC Capital Trust III	Delaware	56-6589382
BAC Capital Trust IV	Delaware	56-6589383
BAC Capital Trust V	Delaware	03-6104159
BAC Capital Trust VI	Delaware	03-6104157
BAC Capital Trust VII	Delaware	73-6345874
BAC Capital Trust VIII	Delaware	20-6633721
BAC Capital Trust X	Delaware	20-6867123
BAC Capital Trust XI	Delaware	20-7336759
BAC Capital Trust XII	Delaware	20-7020697
BAC Capital Trust XIII	Delaware	20-7020707
BAC Capital Trust XIV	Delaware	20-7020714
BAC Capital Trust XV	Delaware	26-6201018
NB Capital Trust II	Delaware	56-6490301
NB Capital Trust III	Delaware	56-6490302
NB Capital Trust IV	Delaware	56-6492031
(Exact Name of Registrant as Specified in Charter)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

(704) 386-5681

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

EDWARD P. O’KEEFE

Acting General Counsel

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

(704) 386-5681

(Name, address, including zip code, and telephone number, including area code, of agent for service)

BOYD C. CAMPBELL, JR. RICHARD W. VIOLA McGuireWoods LLP 201 North Tryon Street Charlotte, North Carolina 28202 (704) 343-2000	Copies to:	JAMES R. TANENBAUM ANNA T. PINEDO Morrison & Foerster LLP 1290 Avenue of the Americas New York, New York 10104 (212) 468-8000

Approximate date of commencement of the proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee
Debt Securities	(1)(2)
Guarantees
Preferred Stock
Junior Subordinated Notes
Purchase Contracts
Trust Securities of BAC Capital Trusts I, II, III, IV, V, VI, VII, VIII, X, XI, XII, XIII, XIV and XV, and NB Capital Trusts II, III and IV
Bank of America Corporation Guarantees with respect to Trust Securities

(1)	This Registration Statement relates to an indeterminate amount of the Registrants’ debt securities, preferred stock, junior subordinated notes, purchase contracts, trust securities and guarantees that previously were registered and sold under the following Registration Statements and that may be offered and sold on an ongoing basis in market-making transactions by affiliates of the Registrants, including Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated: 333-152418; 333-133852; 333-130821; 333-123714; 333-112708; 333-104151; 333-97197; 333-97157; 333-83503; 333-70984; 333-65750; 333-51367; 333-47222; 333-18273; 333-15375; 333-13811; 333-07229; 33-63097; 33-57533; 33-49881; and 33-30717. All such market-making transactions with respect to these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.
(2)	Pursuant to Rule 457(q) under the Securities Act of 1933, no filing fee is required for the registration of an indeterminate amount of securities to be offered in market-making transactions by affiliates of the Registrants as described in Note (1) above.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-155381) is being filed by Bank of America Corporation (“Bank of America”) and the affiliated trusts on the cover page of this Post-Effective Amendment No. 1 for the purpose of (1) adding BAC Capital Trusts I, II, III, IV, V, VI, VII, VIII, X, XI, XII, XIII, XIV and XV, and NB Capital Trusts II, III and IV, as issuers and co-registrants to the Registration Statement, (2) registering additional securities pursuant to Rule 413(b) of the Securities Act of 1933, as amended (the “Securities Act”) and filing an additional prospectus relating to such additional securities, and (3) filing additional exhibits to the Registration Statement.

The prospectus contained in this Post-Effective Amendment No. 1 to the Registration Statement is a market-maker prospectus intended for use by Bank of America’s direct or indirect wholly-owned subsidiaries, including Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in connection with offers and sales related to secondary market transactions in debt securities, preferred stock, junior subordinated notes, purchase contracts, trust securities or guarantees previously registered under the Securities Act. The market-maker prospectus does not substitute or replace the original prospectuses relating to securities offered hereby, which are on file with the Securities and Exchange Commission.

PROSPECTUS

Bank of America Corporate Center 100 North Tryon Street Charlotte, North Carolina 28255 (704) 386-5681

Debt Securities, Preferred Stock, Purchase Contracts and Junior Subordinated Notes

BAC Capital Trust I

BAC Capital Trust II

BAC Capital Trust III

BAC Capital Trust IV

BAC Capital Trust V

BAC Capital Trust VI

BAC Capital Trust VII

BAC Capital Trust VIII

BAC Capital Trust X

BAC Capital Trust XI

BAC Capital Trust XII

BAC Capital Trust XIII

BAC Capital Trust XIV

BAC Capital Trust XV

NB Capital Trust II

NB Capital Trust II

NB Capital Trust III

Trust Securities guaranteed as set forth herein by Bank of America Corporation

Affiliates of Bank of America Corporation, including Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, may use this prospectus in connection with offers and sales in the secondary market of outstanding debt securities, preferred stock, junior subordinated notes, purchase contracts, trust securities or guarantees referenced herein. These affiliates may act as principal or agent in those transactions. Secondary market sales made by them will be made at prices related to market prices at the time of sale.

Our securities are unsecured and are not savings accounts, deposits, or other obligations of a bank. Our securities are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and may involve investment risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be offered under this prospectus or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 4, 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission, or the SEC, and is intended to describe certain outstanding securities previously issued by us and our predecessor companies and affiliated trusts.

This prospectus may be used by our affiliates, including Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in connection with offers and sales in the secondary market of the securities referenced in this prospectus. Any of our affiliates, including Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, may act as a principal or agent in these transactions. Any affiliate that is a member of the Financial Industry Regulatory Authority, Inc., will conduct these offers and sales in compliance with the requirements of Rule 2720 of the NASD Conduct Rules regarding the offer and sale of securities of an affiliate. The transactions in the secondary market by our affiliates, including Banc of America Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale. Our affiliates do not have any obligation to make a market in the securities and may discontinue their market-making activities at any time without notice, in their sole discretion.

We will not receive any proceeds from the sale of securities offered by this prospectus.

In considering an investment in the securities offered by this prospectus, you should rely only on the information included or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The delivery of this prospectus, at any time, does not create any implication that there has been no change in our affairs since the date of this prospectus or that the information in this prospectus is correct as of any time subsequent to the date of this prospectus.

We are offering to sell these securities only in places where sales are permitted. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy these securities in any jurisdiction in which such offer or solicitation is unlawful.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references are to Bank of America Corporation.

BANK OF AMERICA CORPORATION

General

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company under the Gramm-Leach-Bliley Act. Our principal executive offices are located in the Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255 and our telephone number is (704) 386-5681.

Acquisitions and Sales

As part of our operations, we regularly evaluate the potential acquisition of, and hold discussions with, various financial institutions and other businesses of a type eligible for financial holding company ownership or control. In addition, we regularly analyze the values of, and submit bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. We also regularly consider the potential disposition of certain of our assets, branches, subsidiaries, or lines of businesses. As a general rule, we publicly announce any material acquisitions or dispositions when a definitive agreement has been reached.

On January 1, 2009, we completed the acquisition of Merrill Lynch & Co., Inc. through its merger with one of our subsidiaries. On July 1, 2008, we completed the acquisition of Countrywide Financial Corporation through its merger with one of our subsidiaries.

THE TRUSTS

Each of the trusts listed on the cover page of this prospectus, which we refer to as the Trusts, is a statutory trust organized under Delaware law. Additional information with respect to the Trusts may be found in the prospectuses and supplements thereto with respect to the capital securities issued by the Trusts referred to below and incorporated herein by reference.

DESCRIPTION OF THE SECURITIES

The outstanding securities being offered by use of this prospectus consist of debt securities, preferred stock, junior subordinated notes, purchase contracts, trust securities and guarantees previously issued and registered under the following registration statements: 333-152418; 333-133852; 333-130821; 333-123714; 333-112708; 333-104151; 333-97197; 333-97157; 333-83503; 333-70984; 333-65750; 333-51367; 333-47222; 333-18273; 333-15375; 333-13811; 333-07229; 33-63097; 33-57533; 33-49881; and 33-30717. The descriptions of the securities being offered hereby are contained in the prospectuses and supplements thereto that are included in the registration statements referred to above pursuant to which such securities initially were offered. The disclosure information in the prospectuses and all supplements thereto constituting part of the registration statements referred to above is incorporated by reference into this prospectus, except that information contained in such prospectuses and supplements thereto that (1) constitutes a description of Bank of America, or (2) incorporates by reference any information contained in our current or periodic reports filed with the SEC are superseded by the information in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We and the Trusts have filed a registration statement on Form S-3 with the SEC covering the securities to be offered and sold using this prospectus. You should refer to this registration statement and its exhibits for additional information about us, the Trusts and the securities being offered.

We also file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect our filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information we file with the SEC also are available at our website, www.bankofamerica.com.

We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

You also can inspect reports and other information we file at the offices of The New York Stock Exchange, Inc., 20 Broad Street, 17th Floor, New York, New York 10005.

The SEC allows us to incorporate by reference the information we file with it. This means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

•	our annual report on Form 10-K for the year ended December 31, 2008; and

•

our current reports on Form 8-K or Form 8-K/A filed January 2, 2009, January 7, 2009, January 13, 2009, January 16, 2009, January 22, 2009, January 28, 2009, February 3, 2009 (two filings), February 25, 2009, March 3, 2009, March 12, 2009, and April 20, 2009 (two filings) (in each case, other than information that is furnished but deemed not to have been filed).

We also incorporate by reference reports that we will file under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, on or after the date of this prospectus, but not any information that we may furnish but that is not deemed to be filed.

You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial position, and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Bank of America Corporation

Corporate Treasury Division

100 North Tryon Street

Charlotte, North Carolina 28255

(704) 386-5681

There are no separate financial statements of the Trusts in this prospectus. We and the Trusts do not believe these financial statements would be material to holders of the trust securities because each Trust is a special purpose entity that does not have any independent operations other than issuing capital securities and common securities, holding our corresponding junior subordinated notes as trust assets, and other necessary or incidental activities as described in this prospectus or the original prospectuses and prospectus supplements for the offering of such trust securities. Furthermore, taken together, our obligations under each series of corresponding junior subordinated notes, the junior subordinated indenture under which the corresponding junior subordinated notes have been issued, the related declaration of trust, and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related capital securities of a Trust. None of the Trusts are subject to the reporting requirements of the Securities Exchange Act of 1934.

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference statements in this prospectus that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You may find these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.”

All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual results may differ materially from those set forth in our forward-looking statements. As a large, international financial services company, we face risks that are inherent in the businesses and market places in which we operate. Information regarding important factors that could cause our future financial performance to vary from that described in our forward-looking statements is contained in our annual report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this prospectus, under the captions “Item 1A. Risk Factors,” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as those discussed in our subsequent filings that are incorporated in this prospectus by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of our SEC filings.

You should not place undue reliance on any forward-looking statements, which speak only as of the dates they are made.

All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

LEGAL MATTERS

The legality of Bank of America’s securities being registered will be passed upon for us by McGuireWoods LLP, Charlotte, North Carolina. Certain matters of Delaware law relating to the validity of the trust securities being registered will be passed upon on behalf of the Trusts by Richards, Layton & Finger, P.A., special Delaware counsel to the Trusts. McGuireWoods LLP regularly performs legal services for us. Some members of McGuireWoods LLP performing these legal services for us own shares of our common stock.

EXPERTS

Our consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Merrill Lynch & Co., Inc. (“Merrill Lynch”) incorporated in this prospectus by reference from the Bank of America Corporation current report on Form 8-K, filed with the SEC on February 25, 2009, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference in this prospectus (which report expresses an unqualified opinion on those financial statements and includes explanatory paragraphs regarding the changes in accounting methods in 2007 relating to the adoption of Statement of Financial Accounting Standards No. 157, “Fair Value Measurements,” Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115,” and FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109” and Merrill Lynch becoming a wholly-owned subsidiary of Bank of America Corporation on January 1, 2009). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses, other than underwriting or broker-dealer fees, discounts, and commissions, in connection with any secondary market sales are as follows:

Printing and Engraving Expenses	$50,000
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	10,000
Miscellaneous	5,000

$115,000

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (“Delaware Corporation Law”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of Section 145 of the Delaware Corporation Law.

Article VIII of Bank of America’s bylaws provides for indemnification to the fullest extent authorized by the Delaware Corporation Law for any person who is or was a director or officer of

Bank of America who is or was involved or threatened to be made involved in any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer, manager or employee of Bank of America or is or was serving at the request of Bank of America as a director, officer, manager or employee of any other enterprise. Such indemnification is provided only if the director, officer, manager or employee acted in good faith and in a manner that the director, officer, manager or employee reasonably believed to be in, or not opposed to, the best interests of Bank of America, and with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

The foregoing is only a general summary of certain aspects of the Delaware Corporation Law and Bank of America’s bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the Delaware Corporation Law and Article VIII of the bylaws of Bank of America.

Pursuant to Bank of America’s bylaws, Bank of America may maintain a directors’ and officers’ insurance policy which insures the directors and officers of the Corporation against liability asserted against such persons in such capacity whether or not Bank of America would have the power to indemnify such person against such liability under the Delaware Corporation Law.

The respective Declarations of Trust (the “Declarations of Trust”) of BAC Capital Trusts I, II, III, IV, V, VI, VII, VIII, X, XI, XII, and XV and NB Capital Trusts II, III and IV (each a “Trust” and together the “Trusts”) provide that to the fullest extent permitted by applicable law, Bank of America shall indemnify each of the regular trustees of the respective Trust, any affiliate of any such regular trustee, any officer, director, shareholder, member, partner, employee, representative or agent of any such regular trustee, or any employee or agent of the Trust or its affiliates (each a “Company Indemnified Person”), who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declarations of Trust also provide that, to the fullest extent permitted by applicable law, expenses (including reasonable attorneys’ fees and expenses) incurred by a Company Indemnified Person in defending such a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by Bank of America in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Bank of America as authorized in the Declaration of Trust. The Declarations of Trust further provide that no Company Indemnified Person, the Delaware Trustee (as defined therein), the Property Trustee (as defined therein, any affiliate of the Delaware Trustee or the Property Trustee, and any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Delaware Trustee or the Property Trustee (collectively, with a Company Indemnified Person, an “Indemnified Person”), shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person (as defined therein) for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Persons in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration of Trust, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified

Person’s gross negligence (or negligence in the case of the Property Trustee) or willful misconduct with respect to such acts or omissions.

The respective Declarations of Trust of BAC Capital Trusts XIII and XIV (each, a “Trust”) provide that, to the fullest extent permitted by applicable law, Bank of America shall indemnify and hold harmless each Trustee (as defined therein); any affiliate of a Trustee, any officer, director, shareholder, employee, representative or agent of any Trustee; and any employee or agent of the Trust (referred to as an “Indemnified Person”) from and against any loss, damage, liability, action, suit, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or dissolution of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration of Trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence, bad faith or willful misconduct with respect to such acts or omissions.

Item 16. List of Exhibits.

4.1	Indenture dated as of January 1, 1995, between NationsBank Corporation and BankAmerica National Trust Company, as trustee, incorporated herein by reference to Exhibit 4.1 of Bank of America Corporation’s (the “Company”) Registration Statement on Form S-3 (Registration No. 33-57533)
4.2	Successor Trustee Agreement effective December 15, 1995, between NationsBank Corporation and First Trust of New York, National Association (now U.S. Bank Trust National Association), as successor trustee to BankAmerica National Trust Company, incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-3 (Registration No. 333-07229)
4.3	First Supplemental Indenture dated as of September 18, 1998, among NationsBank Corporation, NationsBank (DE) Corporation and U.S. Bank Trust National Association, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 18, 1998
4.4	Second Supplemental Indenture dated as of May 7, 2001, among Bank of America Corporation, U.S. Bank Trust National Association, as Prior Trustee, and The Bank of New York, as Successor Trustee, incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed June 14, 2001
4.5	Third Supplemental Indenture dated as of July 28, 2004, between Bank of America Corporation (successor to NationsBank Corporation) and The Bank of New York (successor to U.S. Bank Trust National Association), incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 27, 2004
4.6	Fourth Supplemental Indenture dated as of April 28, 2006, between Bank of America Corporation and The Bank of New York Trust Company, N.A. (successor to The Bank of New York), incorporated herein by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-3 (Registration No. 333-133852)
4.7	Indenture dated as of January 1, 1995, between NationsBank Corporation and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-3 (Registration No. 33-57533)
4.8	First Supplemental Indenture dated as of August 28, 1998, among NationsBank Corporation, NationsBank (DE) Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.8 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 18, 1998

4.9	Second Supplemental Indenture dated as of January 25, 2007, between Bank of America Corporation and The Bank of New York Trust Company, N.A., incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-4 (Registration No. 333-141361)
4.10	Indenture dated as of November 1, 1992, between NationsBank Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.1 to the Company’s Amendment No. 1 to Current Report on Form 8-K (File No. 1-6523) filed March 1, 1993
4.11	First Supplemental Indenture dated as of July 1, 1993, between NationsBank Corporation and The Bank of New York, as Trustee, to the Indenture dated as of November 1, 1992 between NationsBank Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed July 7, 1993
4.12	Second Supplemental Indenture dated as of August 28, 1998, among NationsBank Corporation, NationsBank (DE) Corporation and The Bank of New York, as Trustee, to the Indenture dated as of November 1, 1992 between NationsBank Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4(i) to the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998
4.13	Indenture dated as of September 1, 1989 between NCNB Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Registration No. 33-30717)
4.14	First Supplemental Indenture dated as of August 28, 1998, among NationsBank Corporation (successor to NCNB Corporation), NationsBank (DE) Corporation and The Bank of New York, as Trustee, to the Indenture dated as of September 1, 1989 between NCNB Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4(f) to the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998
4.15	Indenture dated as of November 1, 1991, between BankAmerica Corporation and Manufacturers Hanover Trust Company of California, as Trustee, incorporated herein by reference to Exhibit 4(w) to the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998
4.16	First Supplemental Indenture dated as of September 8, 1992, between BankAmerica Corporation and Chemical Trust Company of California (formerly known as Manufacturers Hanover Trust Company of California), as Trustee, to the Indenture dated as of November 1, 1991 between BankAmerica Corporation and Manufacturers Hanover Trust Company of California, as Trustee, incorporated herein by reference to Exhibit 4(w) to the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998
4.17	Second Supplemental Indenture dated as of September 15, 1998, among BankAmerica Corporation, NationsBank (DE) Corporation and J.P. Morgan Trust Company, N.A. (formerly known as Chase Manhattan Bank and Trust Company, N.A. and successor to Chemical Trust Company of California), as Trustee, to the Indenture dated as of November 1, 1991 between BankAmerica Corporation and Manufacturers Hanover Trust Company of California, as Trustee, incorporated herein by reference to Exhibit 4(w) to the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998
4.18	Indenture dated as of October 1, 1992, between Fleet Financial Group, Inc. and The First National Bank of Chicago, as Trustee, incorporated herein by reference to Exhibit 4(d) to the Registration Statement on Form S-3/A (Registration No. 33-50216) of Fleet Financial Group, Inc.

4.19	First Supplemental Indenture dated as of November 30, 1992, between Fleet Financial Group, Inc. and The First National Bank of Chicago, as Trustee, incorporated herein by reference to Exhibit 4 to Fleet Financial Group, Inc.’s Current Report on Form 8-K (File No. 1-06366) dated November 30, 1992 and filed December 2, 1992
4.20	Second Supplemental Indenture dated as of March 18, 2004, among Bank of America Corporation, FleetBoston Financial Corporation (successor to Fleet Financial Group, Inc.), and J.P. Morgan Trust Company, N.A. (successor to The First National Bank of Chicago), as Trustee, incorporated herein by reference to Exhibit 4.59 to the Company’s Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-112708)
4.21	Indenture dated as of September 29, 1992, between MBNA Corporation and Bankers Trust Company, as Trustee, incorporated herein by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (Registration No. 33-95600) of MBNA Corporation
4.22	First Supplemental Indenture dated as of December 21, 2005, among Bank of America Corporation, MBNA Corporation and Deutsche Bank Trust Company Americas (successor to Bankers Trust Company), as Trustee, incorporated herein by reference to Exhibit 4.32 to the Company’s Registration Statement on Form S-3ASR (Registration No. 333-130821)
4.23	Indenture dated as of February 1, 2005, among Countrywide Financial Corporation, Countrywide Home Loans, Inc. and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.58 of Countrywide Financial Corporation’s Quarterly Report on Form 10-Q (File No. 1-12331-01) for the quarter ended March 31, 2006
4.24	First Supplemental Indenture dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide Financial Corporation, Countrywide Home Loans, Inc., and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture among Countrywide Financial Corporation, Countrywide Home Loans, Inc., and The Bank of New York, as Trustee, dated as of February 1, 2005, incorporated herein by reference to Exhibit 4.2 of Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-12331-01) filed July 8, 2008
4.25	Second Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation), Countrywide Home Loans, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture among Countrywide Financial Corporation, Countrywide Home Loans, Inc., and The Bank of New York, as Trustee, dated as of February 1, 2005, incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008
4.26	Third Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Home Loans, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture among Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation), Countrywide Home Loans, Inc., and The Bank of New York, as Trustee, dated as of February 1, 2005, incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008
4.27	Indenture dated as of May 16, 2006, between Countrywide Financial Corporation and The Bank of New York, as Trustee, relating to the 6.25% Subordinated Notes due May 15, 2016, incorporated herein by reference to Exhibit 4.27 to Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-12331-01) filed May 16, 2006
4.28	First Supplemental Indenture dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide Financial Corporation and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture between Countrywide Financial Corporation and The Bank of New York, as Trustee, dated as of May 16, 2006, incorporated herein by reference to Exhibit 4.1 of Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-12331-01) filed July 8, 2008

4.29	Second Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture between Countrywide Financial Corporation and The Bank of New York, as Trustee, dated as of May 16, 2006, incorporated herein by reference to Exhibit 4.7 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008
4.30	Indenture dated as of January 1, 1992, among Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation), Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (Registration Nos. 33-50661 and 33-50661-01) of Countrywide Home Loans, Inc. and Countrywide Financial Corporation
4.31	Supplemental Indenture No. 1 dated as of June 15, 1995, among Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation), Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), and The Bank of New York, as Trustee, to the Indenture dated as of January 1, 1992, among Countrywide Home Loans, Inc., Countrywide Financial Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.9 to Amendment No. 2 to the Registration Statement on Form S-3 (Registration Nos. 33-59559 and 33-59559-01) of Countrywide Financial Corporation and Countrywide Home Loans, Inc.
4.32	Second Supplemental Indenture dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation), Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture among Countrywide Home Loans, Inc., Countrywide Financial Corporation and The Bank of New York, as Trustee, dated as of January 1, 1992, incorporated herein by reference to Exhibit 4.3 of Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-12331-01) filed July 8, 2008
4.33	Third Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation), Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture dated as of January 1, 1992, among Countrywide Home Loans, Inc., Countrywide Financial Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.11 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008
4.34	Fourth Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture dated as of January 1, 1992, among Countrywide Home Loans, Inc., Countrywide Financial Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.12 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008
4.35	Indenture dated as of December 1, 2001, among Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.25 to Countrywide Financial Corporation’s Annual Report on Form 10-K (File No. 1-12331-01) for the year ended December 31, 2003

4.36	First Supplemental Indenture dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture among Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), and The Bank of New York, as Trustee, dated as of December 1, 2001, incorporated herein by reference to Exhibit 4.4 of Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-12331-01) filed July 8, 2008
4.37	Second Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture dated as of December 1, 2001, among Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.15 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008
4.38	Third Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture dated as of December 1, 2001, among Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.16 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008
4.39	Agreement of Appointment and Acceptance dated as of December 29, 2006 between Bank of America Corporation and The Bank of New York Trust Company, N.A., incorporated herein by reference to Exhibit 4(aaa) of the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 2006
4.40	Certificate of Trust of BAC Capital Trust I, incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-3 (Registration No. 333-70984)
4.41	Certificate of Trust of BAC Capital Trust II, incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-3 (Registration No. 333-70984)
4.42	Certificate of Trust of BAC Capital Trust III, incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-3 (Registration No. 333-70984)
4.43	Certificate of Trust of BAC Capital Trust IV, incorporated herein by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-3 (Registration No. 333-70984)
4.44	Certificate of Trust of BAC Capital Trust V, incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-3 (Registration No. 333-104151)
4.45	Certificate of Trust of BAC Capital Trust VI, incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-3 (Registration No. 333-104151)
4.46	Certificate of Trust of BAC Capital Trust VII, incorporated herein by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-3 (Registration No. 333-104151)
4.47	Certificate of Trust of BAC Capital Trust VIII, incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-3 (Registration No. 333-123714)
4.48	Certificate of Trust of BAC Capital Trust X, incorporated herein by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-3 (Registration No. 333-123714)
4.49	Certificate of Trust of BAC Capital Trust XI, incorporated herein by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-3 (Registration No. 333-123714)
4.50	Certificate of Trust of BAC Capital Trust XII, incorporated herein by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-3 (Registration No. 333-123714)

4.51	Certificate of Trust of BAC Capital Trust XIII, incorporated herein by reference to Exhibit 4.25 of the Company’s Registration Statement on Form S-3 (Registration No. 333-133852)
4.52	Certificate of Trust of BAC Capital Trust XIV, incorporated herein by reference to Exhibit 4.26 of the Company’s Registration Statement on Form S-3 (Registration No. 333-133852)
4.53	Certificate of Trust of BAC Capital Trust XV, incorporated herein by reference to Exhibit 4.27 of the Company’s Registration Statement on Form S-3 (Registration No. 333-133852)
4.54	Certificate of Trust of NB Capital Trust II, incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-3 (Registration No. 333-15375)
4.55	Certificate of Trust of NB Capital Trust III, incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-3 (Registration No. 333-15375)
4.56	Certificate of Trust of NB Capital Trust IV, incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-3 (Registration No. 333-18273)
4.57	Declaration of Trust of BAC Capital Trust I, incorporated herein by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-3 (Registration No. 333-70984)
4.58	Declaration of Trust of BAC Capital Trust II, incorporated herein by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-3 (Registration No. 333-70984)
4.59	Declaration of Trust of BAC Capital Trust III, incorporated herein by reference to Exhibit 4.7 of the Company’s Registration Statement on Form S-3 (Registration No. 333-70984)
4.60	Declaration of Trust of BAC Capital Trust IV, incorporated herein by reference to Exhibit 4.8 of the Company’s Registration Statement on Form S-3 (Registration No. 333-70984)
4.61	Declaration of Trust of BAC Capital Trust V, incorporated herein by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-3 (Registration No. 333-104151)
4.62	Declaration of Trust of BAC Capital Trust VI, incorporated herein by reference to Exhibit 4.7 of the Company’s Registration Statement on Form S-3 (Registration No. 333-104151)
4.63	Declaration of Trust of BAC Capital Trust VII, incorporated herein by reference to Exhibit 4.8 of the Company’s Registration Statement on Form S-3 (Registration No. 333-104151)
4.64	Declaration of Trust of BAC Capital Trust VIII, incorporated herein by reference to Exhibit 4.8 of the Company’s Registration Statement on Form S-3 (Registration No. 333-123714)
4.65	Declaration of Trust of BAC Capital Trust X, incorporated herein by reference to Exhibit 4.10 of the Company’s Registration Statement on Form S-3 (Registration No. 333-123714)
4.66	Declaration of Trust of BAC Capital Trust XI, incorporated herein by reference to Exhibit 4.11 of the Company’s Registration Statement on Form S-3 (Registration No. 333-123714)
4.67	Declaration of Trust of BAC Capital Trust XII, incorporated herein by reference to Exhibit 4.12 of the Company’s Registration Statement on Form S-3 (Registration No. 333-123714)
4.68	Declaration of Trust of BAC Capital Trust XIII, incorporated herein by reference to Exhibit 4.34 of the Company’s Registration Statement on Form S-3 (Registration No. 333-133852)
4.69	Declaration of Trust of BAC Capital Trust XIV, incorporated herein by reference to Exhibit 4.35 of the Company’s Registration Statement on Form S-3 (Registration No. 333-133852)
4.70	Declaration of Trust of BAC Capital Trust XV, incorporated herein by reference to Exhibit 4.36 of the Company’s Registration Statement on Form S-3 (Registration No. 333-133852)
4.71	Declaration of Trust of NB Capital Trust II, incorporated herein by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-3 (Registration No. 333-15375)
4.72	Declaration of Trust of NB Capital Trust III, incorporated herein by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-3 (Registration No. 333-15375)

4.73	Declaration of Trust of NB Capital Trust IV, incorporated herein by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-3 (Registration No. 333-18273)
4.74	Amended and Restated Declaration of Trust of BAC Capital Trust I dated as of December 6, 2001 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed December 14, 2001
4.75	Amended and Restated Declaration of Trust of BAC Capital Trust II dated as of January 24, 2002 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed January 31, 2002
4.76	Amended and Restated Declaration of Trust of BAC Capital Trust III dated as of August 2, 2002 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 9, 2002
4.77	Amended and Restated Declaration of Trust of BAC Capital Trust IV dated as of April 23, 2003 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed April 30, 2003
4.78	Amended and Restated Declaration of Trust of BAC Capital Trust V dated as of October 21, 2004 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 3, 2004
4.79	Amended and Restated Declaration of Trust of BAC Capital Trust VI dated as of February 24, 2005 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed March 9, 2005
4.80	Amended and Restated Declaration of Trust of BAC Capital Trust VII dated as of August 4, 2005 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 11, 2005
4.81	Amended and Restated Declaration of Trust of BAC Capital Trust VIII dated as of August 17, 2005 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 26, 2005
4.82	Amended and Restated Declaration of Trust of BAC Capital Trust X dated as of March 21, 2006 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed March 29, 2006
4.83	Amended and Restated Declaration of Trust of BAC Capital Trust XI dated as of May 15, 2006 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed May 23, 2006
4.84	Amended and Restated Declaration of Trust of BAC Capital Trust XII dated as of July 26, 2006 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 2, 2006
4.85	Amended and Restated Declaration of Trust of BAC Capital Trust XIII dated as of February 16, 2007 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007
4.86	Amended and Restated Declaration of Trust of BAC Capital Trust XIV dated February 16, 2007 (including form of capital security), incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007
4.87	Amended and Restated Declaration of Trust of BAC Capital Trust XV dated May 23, 2007 (including form of capital security), incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed June 1, 2007

4.88	Amended and Restated Declaration of Trust of NB Capital Trust II dated December 10, 1996 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed December 17, 1996
4.89	Amended and Restated Declaration of Trust of NB Capital Trust III dated January 22, 1997 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 3, 1997
4.90	Amended and Restated Declaration of Trust of NB Capital Trust IV dated April 15, 1997 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed April 22, 1997
4.91	Restated Indenture dated as of November 1, 2001 (for junior subordinated debt securities) between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.10 of Amendment No. 1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-70984)
4.92	First Supplemental Indenture dated as of December 14, 2001 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed December 14, 2001
4.93	Second Supplemental Indenture dated as of January 31, 2002 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed January 31, 2002
4.94	Third Supplemental Indenture dated as of August 9, 2002 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 9, 2002
4.95	Fourth Supplemental Indenture dated as of April 30, 2003 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed April 30, 2003
4.96	Fifth Supplemental Indenture dated as of November 3, 2004 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 3, 2004
4.97	Sixth Supplemental Indenture dated as of March 8, 2005 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed March 9, 2005
4.98	Seventh Supplemental Indenture dated as of August 10, 2005 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 11, 2005
4.99	Eighth Supplemental Indenture dated as of August 25, 2005 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 26, 2005
4.100	Tenth Supplemental Indenture dated as of March 28, 2006 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed March 29, 2006

4.101	Eleventh Supplemental Indenture dated as of May 23, 2006 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed May 23, 2006
4.102	Twelfth Supplemental Indenture dated as of August 2, 2006 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 2, 2006
4.103	Thirteenth Supplemental Indenture dated as of February 16, 2007 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York Trust Company, N.A., as successor Trustee, incorporated herein by reference to Exhibit 4.6 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007
4.104	Fourteenth Supplemental Indenture dated as of February 16, 2007 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York Trust Company, N.A., as successor Trustee, incorporated herein by reference to Exhibit 4.7 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007
4.105	Fifteenth Supplemental Indenture dated as of May 31, 2007 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York Trust Company, N.A., as successor Trustee, incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed June 1, 2007
4.106	Indenture dated as of November 27, 1996 between NationsBank Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.10 of the Company’s Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-15375)
4.107	Second Supplemental Indenture dated as of December 17, 1997 (including form of junior subordinated note) between NationsBank Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed December 17, 1996
4.108	Third Supplemental Indenture dated as of February 3, 1997 (including form of junior subordinated note) between NationsBank Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 3, 1997
4.109	Fourth Supplemental Indenture dated as of April 22, 1997 (including form of junior subordinated note) between NationsBank Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed April 22, 1997
4.110	Capital Securities Guarantee Agreement with respect to BAC Capital Trust I, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed December 14, 2001
4.111	Capital Securities Guarantee Agreement with respect to BAC Capital Trust II, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed January 31, 2002
4.112	Capital Securities Guarantee Agreement with respect to BAC Capital Trust III, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 9, 2002
4.113	Capital Securities Guarantee Agreement with respect BAC Capital Trust IV, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed April 30, 2003
4.114	Capital Securities Guarantee Agreement with respect to BAC Capital Trust V, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 3, 2004

4.115	Capital Securities Guarantee Agreement with respect to BAC Capital Trust VI, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed March 9, 2005
4.116	Capital Securities Guarantee Agreement with respect to BAC Capital Trust VII, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 11, 2005
4.117	Capital Securities Guarantee Agreement with respect to BAC Capital Trust VIII, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 26, 2005
4.118	Capital Securities Guarantee Agreement with respect to BAC Capital Trust X, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed March 29, 2006
4.119	Capital Securities Guarantee Agreement with respect to BAC Capital Trust XI, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed May 23, 2006
4.120	Capital Securities Guarantee Agreement with respect to BAC Capital Trust XII, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 2, 2006
4.121	HITS Guarantee Agreement with respect to BAC Capital Trust XIII, incorporated herein by reference to Exhibit 4.12 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007
4.122	HITS Guarantee Agreement with respect to BAC Capital Trust XIV, incorporated herein by reference to Exhibit 4.13 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007
4.123	Capital Securities Guarantee Agreement with respect to BAC Capital Trust XV, incorporated herein by reference to Exhibit 4.6 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed June 1, 2007
4.124	Form of Guarantee Agreement with respect to NB Capital Trust II, incorporated herein by reference to Exhibit 4.15 of the Company’s Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-15375)
4.125	Form of Guarantee Agreement with respect to NB Capital Trust III and NB Capital Trust IV, incorporated herein by reference to Exhibit 4.12 of the Company’s Registration Statement on Form S-3 (Registration No. 333-18273)
4.126	Amended and Restated Senior Indenture dated as of July 1, 2001 between Bank of America Corporation and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-65750)
4.127	Amended and Restated Subordinated Indenture dated as of July 1, 2001 between Bank of America Corporation and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (Registration No. 333-65750)
4.128	Restated Senior Indenture dated as of January 1, 2001 between Bank of America Corporation and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.1 of the Company’s Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-47222)
4.129	Restated Subordinated Indenture dated as of January 1, 2001 between Bank of America Corporation and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.2 of the Company’s Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-47222)

4.130	Stock Purchase Contract Agreement, dated as of February 16, 2007 with respect to capital securities of BAC Capital Trust XIII, incorporated herein by reference to Exhibit 4.8 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007
4.131	Stock Purchase Contract Agreement, dated as of February 16, 2007 with respect to capital securities of BAC Capital Trust XIV, incorporated herein by reference to Exhibit 4.9 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007
4.132	Certificate of Designations of Bank of America Corporation with respect to Floating Rate Non-Cumulative Preferred Stock, Series F, incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007
4.133	Certificate of Designations of Bank of America Corporation with respect to Adjustable Rate Non-Cumulative Preferred Stock, Series G, incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007
5.1	Opinion of McGuireWoods LLP, regarding legality of securities of Bank of America Corporation being registered
5.2	Opinion of Richards, Layton & Finger, P.A. regarding legality of securities of BAC Capital Trust I, BAC Capital Trust II, BAC Capital Trust III, BAC Capital Trust IV, BAC Capital Trust V, BAC Capital Trust VI, BAC Capital Trust VII, BAC Capital Trust VIII, BAC Capital Trust X, BAC Capital Trust XI, BAC Capital Trust XII, BAC Capital Trust XIII, BAC Capital Trust XIV, BAC Capital Trust XV, NB Capital Trust II, NB Capital Trust III and NB Capital Trust IV
12.1	Calculation of Ratio of Earnings to Fixed Charges, and Ratio of Earnings to Fixed Charges and Preferred Dividends, incorporated herein by reference to Exhibit 12 of the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 2008
23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1)
23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
23.3	Consent of PricewaterhouseCoopers LLP
23.4	Consent of Deloitte & Touche LLP
24.1	Power of Attorney*
24.2	Certified Resolutions*
25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Senior Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.1*
25.2	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.7*
25.3	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.10*
25.4	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.13*
25.5	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.15*
25.6	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.18*

25.7	Statement of Eligibility of The Bank of New York Mellon, as Senior Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.23*
25.8	Statement of Eligibility of The Bank of New York Mellon, as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.27*
25.9	Statement of Eligibility of The Bank of New York Mellon, as Senior Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.30*
25.10	Statement of Eligibility of The Bank of New York Mellon, as Senior Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.35*
25.11	Statement of Eligibility of Deutsche Bank Trust Company Americas, as Senior Trustee, on Form T-1, with respect to the First Supplemental Indenture described above in Exhibit 4.22*
25.12	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.91
25.13	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.106
25.14	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust I
25.15	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust II
25.16	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust III
25.17	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust IV
25.18	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust V
25.19	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust VI
25.20	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust VII
25.21	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust VIII
25.22	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust X
25.23	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust XI
25.24	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust XII
25.25	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust XIII

25.26	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust XIV
25.27	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust XV
25.28	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of NB Capital Trust II
25.29	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of NB Capital Trust III
25.30	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of NB Capital Trust IV
25.31	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust I
25.32	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust II
25.33	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust III
25.34	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust IV
25.35	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust V
25.36	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust VI
25.37	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust VII
25.38	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust VIII
25.39	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust X
25.40	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust XI
25.41	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust XII
25.42	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the HITS Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust XIII

25.43	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the HITS Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust XIV
25.44	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust XV
25.45	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Guarantee Agreement for the benefit of the holders of capital securities of NB Capital Trust II
25.46	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Guarantee Agreement for the benefit of the holders of capital securities of NB Capital Trust III
25.47	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Guarantee Agreement for the benefit of the holders of capital securities of NB Capital Trust IV
25.48	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.126
25.49	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.127
25.50	Statement of Eligibility of The Bank of New York Mellon, as Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.128
25.51	Statement of Eligibility of The Bank of New York Mellon, as Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.129

*Previously filed

Item 17. Undertakings.

We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment for expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

We hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on May 4, 2009.

BANK OF AMERICA CORPORATION

By:	*
Kenneth D. Lewis President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Kenneth D. Lewis	President, Chief Executive Officer and Director (Principal Executive Officer)	May 4, 2009

* Joe L. Price	Chief Financial Officer (Principal Financial Officer)	May 4, 2009

/s/ CRAIG R. ROSATO Craig R. Rosato	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 4, 2009

* William Barnet, III	Director	May 4, 2009

* Frank P. Bramble, Sr.	Director	May 4, 2009

Virgis W. Colbert	Director	May , 2009

* John T. Collins	Director	May 4, 2009

* Gary L. Countryman	Director	May 4, 2009

* Tommy R. Franks	Director	May 4, 2009

Signature	Title	Date

* Charles K. Gifford	Director	May 4, 2009

* Monica C. Lozano	Director	May 4, 2009

* Walter E. Massey	Director	May 4, 2009

* Thomas J. May	Director	May 4, 2009

* Patricia E. Mitchell	Director	May 4, 2009

Joseph W. Prueher	Director	May , 2009

Charles O. Rossotti	Director	May , 2009

* Thomas M. Ryan	Director	May 4, 2009

* O. Temple Sloan, Jr.	Director	May 4, 2009

* Robert L. Tillman	Director	May 4, 2009

* Jackie M. Ward	Director	May 4, 2009

*By:	/S/ TERESA M. BRENNER
Teresa M. Brenner Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on May 4, 2009.

BAC CAPITAL TRUST I

By:	/S/ B. KENNETH BURTON, JR.
B. Kenneth Burton, Jr. Regular Trustee

By:	/S/ WILLIAM D. HOBBS
William D. Hobbs Regular Trustee

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on May 4, 2009.

BAC CAPITAL TRUST II

By:	/S/ B. KENNETH BURTON, JR.
B. Kenneth Burton, Jr. Regular Trustee

By:	/S/ WILLIAM D. HOBBS
William D. Hobbs Regular Trustee

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on May 4, 2009.

BAC CAPITAL TRUST III

By:	/S/ B. KENNETH BURTON, JR.
B. Kenneth Burton, Jr. Regular Trustee

By:	/S/ WILLIAM D. HOBBS
William D. Hobbs Regular Trustee

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on May 4, 2009.

BAC CAPITAL TRUST IV

By:	/S/ B. KENNETH BURTON, JR.
B. Kenneth Burton, Jr. Regular Trustee

By:	/S/ WILLIAM D. HOBBS
William D. Hobbs Regular Trustee

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on May 4, 2009.

BAC CAPITAL TRUST V

By:	/S/ B. KENNETH BURTON, JR.
B. Kenneth Burton, Jr. Regular Trustee

By:	/S/ WILLIAM D. HOBBS
William D. Hobbs Regular Trustee

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on May 4, 2009.

BAC CAPITAL TRUST VI

By:	/S/ B. KENNETH BURTON, JR.
B. Kenneth Burton, Jr. Regular Trustee

By:	/S/ WILLIAM D. HOBBS
William D. Hobbs Regular Trustee

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on May 4, 2009.

BAC CAPITAL TRUST VII

By:	/S/ B. KENNETH BURTON, JR.
B. Kenneth Burton, Jr. Regular Trustee

By:	/S/ WILLIAM D. HOBBS
William D. Hobbs Regular Trustee

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on May 4, 2009.

BAC CAPITAL TRUST VIII

By:	/S/ B. KENNETH BURTON, JR.
B. Kenneth Burton, Jr. Regular Trustee

By:	/S/ WILLIAM D. HOBBS
William D. Hobbs Regular Trustee

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on May 4, 2009.

BAC CAPITAL TRUST X

By:	/S/ B. KENNETH BURTON, JR.
B. Kenneth Burton, Jr. Regular Trustee

By:	/S/ WILLIAM D. HOBBS
William D. Hobbs Regular Trustee

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on May 4, 2009.

BAC CAPITAL TRUST XI

By:	/S/ B. KENNETH BURTON, JR.
B. Kenneth Burton, Jr. Regular Trustee

By:	/S/ WILLIAM D. HOBBS
William D. Hobbs Regular Trustee

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on May 4, 2009.

BAC CAPITAL TRUST XII

By:	/S/ B. KENNETH BURTON, JR.
B. Kenneth Burton, Jr. Regular Trustee

By:	/S/ WILLIAM D. HOBBS
William D. Hobbs Regular Trustee

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on May 4, 2009.

BAC CAPITAL TRUST XIII

By:	/S/ B. KENNETH BURTON, JR.
B. Kenneth Burton, Jr. Regular Trustee

By:	/S/ WILLIAM D. HOBBS
William D. Hobbs Regular Trustee

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on May 4, 2009.

BAC CAPITAL TRUST XIV

By:	/S/ B. KENNETH BURTON, JR.
B. Kenneth Burton, Jr. Regular Trustee

By:	/S/ WILLIAM D. HOBBS
William D. Hobbs Regular Trustee

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on May 4, 2009.

BAC CAPITAL TRUST XV

By:	/S/ B. KENNETH BURTON, JR.
B. Kenneth Burton, Jr. Regular Trustee

By:	/S/ WILLIAM D. HOBBS
William D. Hobbs Regular Trustee

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on May 4, 2009.

NB CAPITAL TRUST II

By:	/S/ B. KENNETH BURTON, JR.
B. Kenneth Burton, Jr. Regular Trustee

By:	/S/ WILLIAM D. HOBBS
William D. Hobbs Regular Trustee

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on May 4, 2009.

NB CAPITAL TRUST III

By:	/S/ B. KENNETH BURTON, JR.
B. Kenneth Burton, Jr. Regular Trustee

By:	/S/ WILLIAM D. HOBBS
William D. Hobbs Regular Trustee

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on May 4, 2009.

NB CAPITAL TRUST IV

By:	/S/ B. KENNETH BURTON, JR.
B. Kenneth Burton, Jr. Regular Trustee

By:	/S/ WILLIAM D. HOBBS
William D. Hobbs Regular Trustee

By:	/S/ ANGELA C. JONES
Angela C. Jones Regular Trustee

EXHIBIT INDEX

4.1	Indenture dated as of January 1, 1995, between NationsBank Corporation and BankAmerica National Trust Company, as trustee, incorporated herein by reference to Exhibit 4.1 of Bank of America Corporation’s (the “Company”) Registration Statement on Form S-3 (Registration No. 33-57533)
4.2	Successor Trustee Agreement effective December 15, 1995, between NationsBank Corporation and First Trust of New York, National Association (now U.S. Bank Trust National Association), as successor trustee to BankAmerica National Trust Company, incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-3 (Registration No. 333-07229)
4.3	First Supplemental Indenture dated as of September 18, 1998, among NationsBank Corporation, NationsBank (DE) Corporation and U.S. Bank Trust National Association, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 18, 1998
4.4	Second Supplemental Indenture dated as of May 7, 2001, among Bank of America Corporation, U.S. Bank Trust National Association, as Prior Trustee, and The Bank of New York, as Successor Trustee, incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed June 14, 2001
4.5	Third Supplemental Indenture dated as of July 28, 2004, between Bank of America Corporation (successor to NationsBank Corporation) and The Bank of New York (successor to U.S. Bank Trust National Association), incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 27, 2004
4.6	Fourth Supplemental Indenture dated as of April 28, 2006, between Bank of America Corporation and The Bank of New York Trust Company, N.A. (successor to The Bank of New York), incorporated herein by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-3 (Registration No. 333-133852)
4.7	Indenture dated as of January 1, 1995, between NationsBank Corporation and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-3 (Registration No. 33-57533)
4.8	First Supplemental Indenture dated as of August 28, 1998, among NationsBank Corporation, NationsBank (DE) Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.8 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 18, 1998
4.9	Second Supplemental Indenture dated as of January 25, 2007, between Bank of America Corporation and The Bank of New York Trust Company, N.A., incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-4 (Registration No. 333-141361)
4.10	Indenture dated as of November 1, 1992, between NationsBank Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.1 to the Company’s Amendment No. 1 to Current Report on Form 8-K (File No. 1-6523) filed March 1, 1993
4.11	First Supplemental Indenture dated as of July 1, 1993, between NationsBank Corporation and The Bank of New York, as Trustee, to the Indenture dated as of November 1, 1992 between NationsBank Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed July 7, 1993
4.12	Second Supplemental Indenture dated as of August 28, 1998, among NationsBank Corporation, NationsBank (DE) Corporation and The Bank of New York, as Trustee, to the Indenture dated as of November 1, 1992 between NationsBank Corporation and The

Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4(i) to the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998
4.13	Indenture dated as of September 1, 1989 between NCNB Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Registration No. 33-30717)
4.14	First Supplemental Indenture dated as of August 28, 1998, among NationsBank Corporation (successor to NCNB Corporation), NationsBank (DE) Corporation and The Bank of New York, as Trustee, to the Indenture dated as of September 1, 1989 between NCNB Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4(f) to the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998
4.15	Indenture dated as of November 1, 1991, between BankAmerica Corporation and Manufacturers Hanover Trust Company of California, as Trustee, incorporated herein by reference to Exhibit 4(w) to the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998
4.16	First Supplemental Indenture dated as of September 8, 1992, between BankAmerica Corporation and Chemical Trust Company of California (formerly known as Manufacturers Hanover Trust Company of California), as Trustee, to the Indenture dated as of November 1, 1991 between BankAmerica Corporation and Manufacturers Hanover Trust Company of California, as Trustee, incorporated herein by reference to Exhibit 4(w) to the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998
4.17	Second Supplemental Indenture dated as of September 15, 1998, among BankAmerica Corporation, NationsBank (DE) Corporation and J.P. Morgan Trust Company, N.A. (formerly known as Chase Manhattan Bank and Trust Company, N.A. and successor to Chemical Trust Company of California), as Trustee, to the Indenture dated as of November 1, 1991 between BankAmerica Corporation and Manufacturers Hanover Trust Company of California, as Trustee, incorporated herein by reference to Exhibit 4(w) to the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 1998
4.18	Indenture dated as of October 1, 1992, between Fleet Financial Group, Inc. and The First National Bank of Chicago, as Trustee, incorporated herein by reference to Exhibit 4(d) to the Registration Statement on Form S-3/A (Registration No. 33-50216) of Fleet Financial Group, Inc.
4.19	First Supplemental Indenture dated as of November 30, 1992, between Fleet Financial Group, Inc. and The First National Bank of Chicago, as Trustee, incorporated herein by reference to Exhibit 4 to Fleet Financial Group, Inc.’s Current Report on Form 8-K (File No. 1-06366) dated November 30, 1992 and filed December 2, 1992
4.20	Second Supplemental Indenture dated as of March 18, 2004, among Bank of America Corporation, FleetBoston Financial Corporation (successor to Fleet Financial Group, Inc.), and J.P. Morgan Trust Company, N.A. (successor to The First National Bank of Chicago), as Trustee, incorporated herein by reference to Exhibit 4.59 to the Company’s Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-112708)
4.21	Indenture dated as of September 29, 1992, between MBNA Corporation and Bankers Trust Company, as Trustee, incorporated herein by reference to Exhibit 4(a) to the Registration Statement on Form S-3 (Registration No. 33-95600) of MBNA Corporation
4.22	First Supplemental Indenture dated as of December 21, 2005, among Bank of America Corporation, MBNA Corporation and Deutsche Bank Trust Company Americas (successor to Bankers Trust Company), as Trustee, incorporated herein by reference to Exhibit 4.32 to the Company’s Registration Statement on Form S-3ASR (Registration No. 333-130821)

4.23	Indenture dated as of February 1, 2005, among Countrywide Financial Corporation, Countrywide Home Loans, Inc. and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.58 of Countrywide Financial Corporation’s Quarterly Report on Form 10-Q (File No. 1-12331-01) for the quarter ended March 31, 2006
4.24	First Supplemental Indenture dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide Financial Corporation, Countrywide Home Loans, Inc., and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture among Countrywide Financial Corporation, Countrywide Home Loans, Inc., and The Bank of New York, as Trustee, dated as of February 1, 2005, incorporated herein by reference to Exhibit 4.2 of Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-12331-01) filed July 8, 2008
4.25	Second Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation), Countrywide Home Loans, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture among Countrywide Financial Corporation, Countrywide Home Loans, Inc., and The Bank of New York, as Trustee, dated as of February 1, 2005, incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008
4.26	Third Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Home Loans, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture among Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation), Countrywide Home Loans, Inc., and The Bank of New York, as Trustee, dated as of February 1, 2005, incorporated herein by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008
4.27	Indenture dated as of May 16, 2006, between Countrywide Financial Corporation and The Bank of New York, as Trustee, relating to the 6.25% Subordinated Notes due May 15, 2016, incorporated herein by reference to Exhibit 4.27 to Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-12331-01) filed May 16, 2006
4.28	First Supplemental Indenture dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide Financial Corporation and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture between Countrywide Financial Corporation and The Bank of New York, as Trustee, dated as of May 16, 2006, incorporated herein by reference to Exhibit 4.1 of Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-12331-01) filed July 8, 2008
4.29	Second Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture between Countrywide Financial Corporation and The Bank of New York, as Trustee, dated as of May 16, 2006, incorporated herein by reference to Exhibit 4.7 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008
4.30	Indenture dated as of January 1, 1992, among Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation), Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (Registration Nos. 33-50661 and 33-50661-01) of Countrywide Home Loans, Inc. and Countrywide Financial Corporation
4.31	Supplemental Indenture No. 1 dated as of June 15, 1995, among Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation), Countrywide

Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), and The Bank of New York, as Trustee, to the Indenture dated as of January 1, 1992, among Countrywide Home Loans, Inc., Countrywide Financial Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.9 to Amendment No. 2 to the Registration Statement on Form S-3 (Registration Nos. 33-59559 and 33-59559-01) of Countrywide Financial Corporation and Countrywide Home Loans, Inc.
4.32	Second Supplemental Indenture dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation), Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture among Countrywide Home Loans, Inc., Countrywide Financial Corporation and The Bank of New York, as Trustee, dated as of January 1, 1992, incorporated herein by reference to Exhibit 4.3 of Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-12331-01) filed July 8, 2008
4.33	Third Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Home Loans, Inc. (formerly known as Countrywide Funding Corporation), Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture dated as of January 1, 1992, among Countrywide Home Loans, Inc., Countrywide Financial Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.11 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008
4.34	Fourth Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture dated as of January 1, 1992, among Countrywide Home Loans, Inc., Countrywide Financial Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.12 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008
4.35	Indenture dated as of December 1, 2001, among Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.25 to Countrywide Financial Corporation’s Annual Report on Form 10-K (File No. 1-12331-01) for the year ended December 31, 2003
4.36	First Supplemental Indenture dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture among Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.), and The Bank of New York, as Trustee, dated as of December 1, 2001, incorporated herein by reference to Exhibit 4.4 of Countrywide Financial Corporation’s Current Report on Form 8-K (File No. 1-12331-01) filed July 8, 2008
4.37	Second Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture dated as of December 1, 2001, among Countrywide Home Loans, Inc., Countrywide Financial
Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.15 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008

4.38	Third Supplemental Indenture dated as of November 7, 2008, among Bank of America Corporation, Countrywide Financial Corporation (formerly known as Red Oak Merger Corporation) and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, to the Indenture dated as of December 1, 2001, among Countrywide Home Loans, Inc., Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.) and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.16 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 10, 2008
4.39	Agreement of Appointment and Acceptance dated as of December 29, 2006 between Bank of America Corporation and The Bank of New York Trust Company, N.A., incorporated herein by reference to Exhibit 4(aaa) of the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 2006
4.40	Certificate of Trust of BAC Capital Trust I, incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-3 (Registration No. 333-70984)
4.41	Certificate of Trust of BAC Capital Trust II, incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-3 (Registration No. 333-70984)
4.42	Certificate of Trust of BAC Capital Trust III, incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-3 (Registration No. 333-70984)
4.43	Certificate of Trust of BAC Capital Trust IV, incorporated herein by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-3 (Registration No. 333-70984)
4.44	Certificate of Trust of BAC Capital Trust V, incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-3 (Registration No. 333-104151)
4.45	Certificate of Trust of BAC Capital Trust VI, incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-3 (Registration No. 333-104151)
4.46	Certificate of Trust of BAC Capital Trust VII, incorporated herein by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-3 (Registration No. 333-104151)
4.47	Certificate of Trust of BAC Capital Trust VIII, incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-3 (Registration No. 333-123714)
4.48	Certificate of Trust of BAC Capital Trust X, incorporated herein by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-3 (Registration No. 333-123714)
4.49	Certificate of Trust of BAC Capital Trust XI, incorporated herein by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-3 (Registration No. 333-123714)
4.50	Certificate of Trust of BAC Capital Trust XII, incorporated herein by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-3 (Registration No. 333-123714)
4.51	Certificate of Trust of BAC Capital Trust XIII, incorporated herein by reference to Exhibit 4.25 of the Company’s Registration Statement on Form S-3 (Registration No. 333-133852)
4.52	Certificate of Trust of BAC Capital Trust XIV, incorporated herein by reference to Exhibit 4.26 of the Company’s Registration Statement on Form S-3 (Registration No. 333-133852)
4.53	Certificate of Trust of BAC Capital Trust XV, incorporated herein by reference to Exhibit 4.27 of the Company’s Registration Statement on Form S-3 (Registration No. 333-133852)
4.54	Certificate of Trust of NB Capital Trust II, incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-3 (Registration No. 333-15375)
4.55	Certificate of Trust of NB Capital Trust III, incorporated herein by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-3 (Registration No. 333-15375)
4.56	Certificate of Trust of NB Capital Trust IV, incorporated herein by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-3 (Registration No. 333-18273)
4.57	Declaration of Trust of BAC Capital Trust I, incorporated herein by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-3 (Registration No. 333-70984)
4.58	Declaration of Trust of BAC Capital Trust II, incorporated herein by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-3 (Registration No. 333-70984)

4.59	Declaration of Trust of BAC Capital Trust III, incorporated herein by reference to Exhibit 4.7 of the Company’s Registration Statement on Form S-3 (Registration No. 333-70984)
4.60	Declaration of Trust of BAC Capital Trust IV, incorporated herein by reference to Exhibit 4.8 of the Company’s Registration Statement on Form S-3 (Registration No. 333-70984)
4.61	Declaration of Trust of BAC Capital Trust V, incorporated herein by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-3 (Registration No. 333-104151)
4.62	Declaration of Trust of BAC Capital Trust VI, incorporated herein by reference to Exhibit 4.7 of the Company’s Registration Statement on Form S-3 (Registration No. 333-104151)
4.63	Declaration of Trust of BAC Capital Trust VII, incorporated herein by reference to Exhibit 4.8 of the Company’s Registration Statement on Form S-3 (Registration No. 333-104151)
4.64	Declaration of Trust of BAC Capital Trust VIII, incorporated herein by reference to Exhibit 4.8 of the Company’s Registration Statement on Form S-3 (Registration No. 333-123714)
4.65	Declaration of Trust of BAC Capital Trust X, incorporated herein by reference to Exhibit 4.10 of the Company’s Registration Statement on Form S-3 (Registration No. 333-123714)
4.66	Declaration of Trust of BAC Capital Trust XI, incorporated herein by reference to Exhibit 4.11 of the Company’s Registration Statement on Form S-3 (Registration No. 333-123714)
4.67	Declaration of Trust of BAC Capital Trust XII, incorporated herein by reference to Exhibit 4.12 of the Company’s Registration Statement on Form S-3 (Registration No. 333-123714)
4.68	Declaration of Trust of BAC Capital Trust XIII, incorporated herein by reference to Exhibit 4.34 of the Company’s Registration Statement on Form S-3 (Registration No. 333-133852)
4.69	Declaration of Trust of BAC Capital Trust XIV, incorporated herein by reference to Exhibit 4.35 of the Company’s Registration Statement on Form S-3 (Registration No. 333-133852)
4.70	Declaration of Trust of BAC Capital Trust XV, incorporated herein by reference to Exhibit 4.36 of the Company’s Registration Statement on Form S-3 (Registration No. 333-133852)
4.71	Declaration of Trust of NB Capital Trust II, incorporated herein by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-3 (Registration No. 333-15375)
4.72	Declaration of Trust of NB Capital Trust III, incorporated herein by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-3 (Registration No. 333-15375)
4.73	Declaration of Trust of NB Capital Trust IV, incorporated herein by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-3 (Registration No. 333-18273)
4.74	Amended and Restated Declaration of Trust of BAC Capital Trust I dated as of December 6, 2001 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed December 14, 2001
4.75	Amended and Restated Declaration of Trust of BAC Capital Trust II dated as of January 24, 2002 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed January 31, 2002
4.76	Amended and Restated Declaration of Trust of BAC Capital Trust III dated as of August 2, 2002 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 9, 2002
4.77	Amended and Restated Declaration of Trust of BAC Capital Trust IV dated as of April 23, 2003 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed April 30, 2003

4.78	Amended and Restated Declaration of Trust of BAC Capital Trust V dated as of October 21, 2004 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 3, 2004
4.79	Amended and Restated Declaration of Trust of BAC Capital Trust VI dated as of February 24, 2005 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed March 9, 2005
4.80	Amended and Restated Declaration of Trust of BAC Capital Trust VII dated as of August 4, 2005 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 11, 2005
4.81	Amended and Restated Declaration of Trust of BAC Capital Trust VIII dated as of August 17, 2005 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 26, 2005
4.82	Amended and Restated Declaration of Trust of BAC Capital Trust X dated as of March 21, 2006 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed March 29, 2006
4.83	Amended and Restated Declaration of Trust of BAC Capital Trust XI dated as of May 15, 2006 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed May 23, 2006
4.84	Amended and Restated Declaration of Trust of BAC Capital Trust XII dated as of July 26, 2006 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 2, 2006
4.85	Amended and Restated Declaration of Trust of BAC Capital Trust XIII dated as of February 16, 2007 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007
4.86	Amended and Restated Declaration of Trust of BAC Capital Trust XIV dated February 16, 2007 (including form of capital security), incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007
4.87	Amended and Restated Declaration of Trust of BAC Capital Trust XV dated May 23, 2007 (including form of capital security), incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed June 1, 2007
4.88	Amended and Restated Declaration of Trust of NB Capital Trust II dated December 10, 1996 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed December 17, 1996
4.89	Amended and Restated Declaration of Trust of NB Capital Trust III dated January 22, 1997 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 3, 1997
4.90	Amended and Restated Declaration of Trust of NB Capital Trust IV dated April 15, 1997 (including form of capital security), incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed April 22, 1997
4.91	Restated Indenture dated as of November 1, 2001 (for junior subordinated debt securities) between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.10 of Amendment No. 1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-70984)
4.92	First Supplemental Indenture dated as of December 14, 2001 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed December 14, 2001
4.93	Second Supplemental Indenture dated as of January 31, 2002 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York,

as Trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed January 31, 2002
4.94	Third Supplemental Indenture dated as of August 9, 2002 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 9, 2002
4.95	Fourth Supplemental Indenture dated as of April 30, 2003 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed April 30, 2003
4.96	Fifth Supplemental Indenture dated as of November 3, 2004 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 3, 2004
4.97	Sixth Supplemental Indenture dated as of March 8, 2005 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed March 9, 2005
4.98	Seventh Supplemental Indenture dated as of August 10, 2005 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 11, 2005
4.99	Eighth Supplemental Indenture dated as of August 25, 2005 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 26, 2005
4.100	Tenth Supplemental Indenture dated as of March 28, 2006 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed March 29, 2006
4.101	Eleventh Supplemental Indenture dated as of May 23, 2006 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed May 23, 2006
4.102	Twelfth Supplemental Indenture dated as of August 2, 2006 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 2, 2006
4.103	Thirteenth Supplemental Indenture dated as of February 16, 2007 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York Trust Company, N.A., as successor Trustee, incorporated herein by reference to Exhibit 4.6 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007
4.104	Fourteenth Supplemental Indenture dated as of February 16, 2007 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York Trust Company, N.A., as successor Trustee, incorporated herein by reference to Exhibit 4.7 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007
4.105	Fifteenth Supplemental Indenture dated as of May 31, 2007 (including form of junior subordinated note) between Bank of America Corporation and The Bank of New York Trust Company, N.A., as successor Trustee, incorporated herein by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed June 1, 2007

4.106	Indenture dated as of November 27, 1996 between NationsBank Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.10 of the Company’s Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-15375)
4.107	Second Supplemental Indenture dated as of December 17, 1997 (including form of junior subordinated note) between NationsBank Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed December 17, 1996
4.108	Third Supplemental Indenture dated as of February 3, 1997 (including form of junior subordinated note) between NationsBank Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 3, 1997
4.109	Fourth Supplemental Indenture dated as of April 22, 1997 (including form of junior subordinated note) between NationsBank Corporation and The Bank of New York, incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed April 22, 1997
4.110	Capital Securities Guarantee Agreement with respect to BAC Capital Trust I, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed December 14, 2001
4.111	Capital Securities Guarantee Agreement with respect to BAC Capital Trust II, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed January 31, 2002
4.112	Capital Securities Guarantee Agreement with respect to BAC Capital Trust III, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 9, 2002
4.113	Capital Securities Guarantee Agreement with respect BAC Capital Trust IV, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed April 30, 2003
4.114	Capital Securities Guarantee Agreement with respect to BAC Capital Trust V, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed November 3, 2004
4.115	Capital Securities Guarantee Agreement with respect to BAC Capital Trust VI, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed March 9, 2005
4.116	Capital Securities Guarantee Agreement with respect to BAC Capital Trust VII, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 11, 2005
4.117	Capital Securities Guarantee Agreement with respect to BAC Capital Trust VIII, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 26, 2005
4.118	Capital Securities Guarantee Agreement with respect to BAC Capital Trust X, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed March 29, 2006
4.119	Capital Securities Guarantee Agreement with respect to BAC Capital Trust XI, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed May 23, 2006
4.120	Capital Securities Guarantee Agreement with respect to BAC Capital Trust XII, incorporated herein by reference to Exhibit 4.5 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed August 2, 2006
4.121	HITS Guarantee Agreement with respect to BAC Capital Trust XIII, incorporated herein by reference to Exhibit 4.12 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007

4.122	HITS Guarantee Agreement with respect to BAC Capital Trust XIV, incorporated herein by reference to Exhibit 4.13 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007
4.123	Capital Securities Guarantee Agreement with respect to BAC Capital Trust XV, incorporated herein by reference to Exhibit 4.6 of the Company’s Current Report on Form 8-K (File No. 1-6523) filed June 1, 2007
4.124	Form of Guarantee Agreement with respect to NB Capital Trust II, incorporated herein by reference to Exhibit 4.15 of the Company’s Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-15375)
4.125	Form of Guarantee Agreement with respect to NB Capital Trust III and NB Capital Trust IV, incorporated herein by reference to Exhibit 4.12 of the Company’s Registration Statement on Form S-3 (Registration No. 333-18273)
4.126	Amended and Restated Senior Indenture dated as of July 1, 2001 between Bank of America Corporation and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-65750)
4.127	Amended and Restated Subordinated Indenture dated as of July 1, 2001 between Bank of America Corporation and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (Registration No. 333-65750)
4.128	Restated Senior Indenture dated as of January 1, 2001 between Bank of America Corporation and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.1 of the Company’s Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-47222)
4.129	Restated Subordinated Indenture dated as of January 1, 2001 between Bank of America Corporation and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.2 of the Company’s Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-47222)
4.130	Stock Purchase Contract Agreement, dated as of February 16, 2007 with respect to capital securities of BAC Capital Trust XIII, incorporated herein by reference to Exhibit 4.8 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007
4.131	Stock Purchase Contract Agreement, dated as of February 16, 2007 with respect to capital securities of BAC Capital Trust XIV, incorporated herein by reference to Exhibit 4.9 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007
4.132	Certificate of Designations of Bank of America Corporation with respect to Floating Rate Non-Cumulative Preferred Stock, Series F, incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007
4.133	Certificate of Designations of Bank of America Corporation with respect to Adjustable Rate Non-Cumulative Preferred Stock, Series G, incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 1-6523) filed February 16, 2007
5.1	Opinion of McGuireWoods LLP, regarding legality of securities of Bank of America Corporation being registered
5.2	Opinion of Richards, Layton & Finger, P.A. regarding legality of securities of BAC Capital Trust I, BAC Capital Trust II, BAC Capital Trust III, BAC Capital Trust IV, BAC Capital Trust V, BAC Capital Trust VI, BAC Capital Trust VII, BAC Capital Trust VIII, BAC Capital Trust X, BAC Capital Trust XI, BAC Capital Trust XII, BAC Capital Trust XIII, BAC Capital Trust XIV, BAC Capital Trust XV, NB Capital Trust II, NB Capital Trust III and NB Capital Trust IV

12.1	Calculation of Ratio of Earnings to Fixed Charges, and Ratio of Earnings to Fixed Charges and Preferred Dividends, incorporated herein by reference to Exhibit 12 of the Company’s Annual Report on Form 10-K (File No. 1-6523) for the year ended December 31, 2008
23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1)
23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
23.3	Consent of PricewaterhouseCoopers LLP
23.4	Consent of Deloitte & Touche LLP
24.1	Power of Attorney*
24.2	Certified Resolutions*
25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Senior Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.1*
25.2	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.7*
25.3	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.10*
25.4	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.13*
25.5	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.15*
25.6	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.18*
25.7	Statement of Eligibility of The Bank of New York Mellon, as Senior Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.23*
25.8	Statement of Eligibility of The Bank of New York Mellon, as Subordinated Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.27*
25.9	Statement of Eligibility of The Bank of New York Mellon, as Senior Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.30*
25.10	Statement of Eligibility of The Bank of New York Mellon, as Senior Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.35*
25.11	Statement of Eligibility of Deutsche Bank Trust Company Americas, as Senior Trustee, on Form T-1, with respect to the First Supplemental Indenture described above in Exhibit 4.22*
25.12	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.91
25.13	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.106
25.14	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust I
25.15	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust II
25.16	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust III

25.17	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust IV
25.18	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust V
25.19	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust VI
25.20	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust VII
25.21	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust VIII
25.22	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust X
25.23	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust XI
25.24	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust XII
25.25	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust XIII
25.26	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust XIV
25.27	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of BAC Capital Trust XV
25.28	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of NB Capital Trust II
25.29	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of NB Capital Trust III
25.30	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Property Trustee, on Form T-1, with respect to the Amended and Restated Declaration of Trust of NB Capital Trust IV
25.31	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust I
25.32	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust II
25.33	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust III

25.34	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust IV
25.35	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust V
25.36	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust VI
25.37	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust VII
25.38	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust VIII
25.39	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust X
25.40	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust XI
25.41	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust XII
25.42	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the HITS Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust XIII
25.43	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the HITS Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust XIV
25.44	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Capital Securities Guarantee Agreement for the benefit of the holders of capital securities of BAC Capital Trust XV
25.45	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Guarantee Agreement for the benefit of the holders of capital securities of NB Capital Trust II
25.46	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Guarantee Agreement for the benefit of the holders of capital securities of NB Capital Trust III
25.47	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee, on Form T-1, with respect to the Guarantee Agreement for the benefit of the holders of capital securities of NB Capital Trust IV
25.48	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.126
25.49	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.127
25.50	Statement of Eligibility of The Bank of New York Mellon, as Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.128
25.51	Statement of Eligibility of The Bank of New York Mellon, as Trustee, on Form T-1, with respect to the Indenture described above in Exhibit 4.129

*Previously filed